Exhibit 3.2

SECOND AMENDED AND RESTATED BY-LAWS

OF

FINJAN HOLDINGS, INc.

Article I

Offices

Section 1. Registered Office. The registered office of FINJAN HOLDINGS, INc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may determine or as the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 1. Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the stockholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board, the Chairman or the President and as shall be stated in the notice of the meeting or in waivers of notice thereof. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board may from time to time determine.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board, the Chairman or the President and shall be called by the President or the Secretary upon the written request of a majority of the directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of the special meeting.

Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting of the stockholders shall state in general terms the purpose or purposes for which the meeting is called. If the meeting is to be held solely by means of remote communication, then the notice also shall provide the information necessary to access the stockholders list on an electronic network. A written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or, to the extent and in the manner permitted by applicable law, electronically, to each stockholder entitled to vote at the meeting. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222, 232, and 233 (or any successor section or sections) of the Delaware General Corporation Law. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a signed waiver of notice. Unless the Board, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than 30 days, notice of an adjourned meeting need not be given if the date and time, place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting of stockholders, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected as provided in Section 2 of Article III of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting, except that, unless otherwise provided in the Certificate of Incorporation of the Corporation, all elections of directors shall be by written ballot, including, if authorized by the Board, electronically transmitted ballots.

Section 7. Proxies. Every proxy shall be executed in writing by the stockholder or by his or her authorized representative, or otherwise as provided in the General Corporation Law of the State of Delaware (the "General Corporation Law").

Section 8. List of Stockholders. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either on a reasonably accessible electronic network, provided that the information necessary to access such is provided in the notice of the meeting, or, at the principal place of business of the Corporation during ordinary business hours. If the meeting is to be held at a physical location, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9. Conduct of Meetings. At each meeting of the stockholders, the President or, in his or her absence, any one of the Vice Presidents, in order of their seniority, shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 10.           Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who would have been entitled to notice of the meeting if the action had been taken at a meeting having a record date on the date that written consent signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 11.            Inspectors. To the extent required by the Delaware General Corporation Law, the Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Article III

Board of Directors

Section 1. Number of Directors. Except as otherwise provided in the Certificate of Incorporation of the Corporation, until such time as the Board or the holders of a majority of the shares then entitled to vote at an election of directors determines otherwise, the number of directors shall be three. The number of directors may be reduced or increased from time to time by action of a majority of the whole Board or the holders of a majority of the shares then entitled to vote at an election of directors, but no decrease may shorten the term of an incumbent director. When used in these By-laws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies.

Section 2. Election and Term. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his or her earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until his or her successor shall have been elected and shall have qualified. Directors need not be stockholders.

Section 3. Removal. Any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 4. Resignations. Any director may resign at any time upon notice given in writing by electronic transmission to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5. Vacancies. Except as otherwise provided in the Certificate of Incorporation of the Corporation, any vacancy in the Board arising from an increase in the number of directors or otherwise may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director's death, resignation or removal.

Section 6. Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

Section 7. Annual Meeting. The annual meeting of the Board shall be held either without notice immediately after the annual meeting of stockholders and in the same place, or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines from time to time.

Section 8. Regular Meetings. Regular meetings of the Board shall be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by law.

Section 9. Special Meetings. Special meetings of the Board, for any purpose or purposes, may be called by the President or the Chairman and shall be called by the President, the Chairman or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 10.            Notice of Special Meetings. Notice of each special meeting of the Board shall be given, not later than 24 hours before the meeting is scheduled to commence, by the President, the Chairman or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (either by telephone or in person) or mailed, telegraphed or sent by facsimile transmission or electronic mail to a director at his or her residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched; if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed; and if by electronic mail, the notice shall be deemed given when directed to an electronic mail address at which the director has consented to receive notice. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

Section 11.            Quorum. Except as otherwise provided by law or in these By-laws, at all meetings of the Board a majority of the whole Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 12.            Conduct of Meetings. At each meeting of the Board, the Chairman or, in his or her absence, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

Section 13.           Committees of the Board. The Board may by resolution designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Except as limited by law, each committee, to the extent provided in the resolution of the Board establishing it and in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

Section 14.           Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

Section 15.            Consent to Action. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 16.            Attendance Other Than in Person. Unless otherwise restricted by the Certificate of Incorporation, members of the Board or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Article IV

Officers

Section 1. Executive and Other Officers. The executive officers of the Corporation shall be President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Chief Intellectual Property Officer and Vice President of Legal Operations. The Board also may elect or appoint any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any number of offices may be held by the same person. The persons listed on Schedule A annexed hereto are the current officers of the Corporation.

Section 2. Term; Removal. Subject to his or her earlier death, resignation or removal, each officer shall hold his or her office until his or her successor shall have been elected or appointed and shall have qualified, or until his or her earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board.

Section 3. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and the acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies. If an office becomes vacant for any reason, the Board may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his or her predecessor's term and until his or her successor shall have been elected or appointed and shall have qualified.

Article V

Provisions Relating to Stock
Certificates and Stockholders

Section 1. Certificates. The shares of the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form and shall not be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all shares shall be certificated shares. Any such resolution shall not apply to shares not represented by a certificate until such certificate is issued by the Corporation. If the Board provides by resolution or resolutions that some or all shares shall be certificated shares then, upon request, every holder of uncertificated shares, shall be entitled to have a certificate issued in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Corporation shall not issue a certificate in bearer form.

Section 2. Replacement Certificates. The Corporation may issue a new certificate of stock or an uncertificated share in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to make an affidavit of that fact and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate or both.

Section 3. Transfers of Shares. Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of shares shall be made only on the records of the Corporation kept at an office of the Corporation or by the transfer agent designated by the Corporation to transfer shares. Transfers of shares may be made only by the record holder, or by the record holder’s legal representatives authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent appointed by the Board and, in the case of certificated shares, upon the surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The Board may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary but that are not inconsistent with these By-laws. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 or less than 10 days before the date of any such meeting, shall not be more than 10 days after the date on which the Board fixes a record date for any such consent in writing, and shall not be more than 60 days prior to any other action.

Article VI

Indemnification

Section 1. Indemnification. The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

Section 2. Statutory Indemnification. Without limiting the generality of Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to Section 145 of the General Corporation Law, unless otherwise determined by the Board:

(i)                 the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(ii)               the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

Section 3. Indemnification by Resolution of Stockholders or Directors or Agreement. Without limiting the generality of Section 1 or Section 2 of this Article VI, to the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in Section 145 of the General Corporation Law or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board, or (iii) an agreement providing for such indemnification and advancement of expenses.

Section 4. General. It is the intent of this Article VI to require the Corporation, unless otherwise determined by the Board, to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of by-laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Corporation, these By-laws, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 5. Indemnification Benefits. Indemnification pursuant to these By-laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

Article VII

General Provisions

Section 1. Dividends. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 2. Seal. The Corporation's seal, if any, shall be in such form as is required by law and as shall be approved by the Board.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 4. Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the President or by a proxy or proxies appointed by him or her.

Article VIII

Amendments

Section 1. By-Laws may be adopted, amended, altered, changed or repealed solely by the Board, provided the conferral of such power on the Board shall not divest the stockholders of the power, or limit their power, to adopt, amend alter, change or repeal By-laws.

SCHEDULE A

Philip Hartstein	President & CEO

Jevan Anderson	CFO, Treasurer & Secretary

Julie Mar-Spinola	Chief Intellectual Property Officer, VP of Legal Operations